Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this amended annual report on Form 10-K/A of Mercury Interactive Corporation (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, David J. Murphy, Chief Financial Officer of Mercury Interactive Corporation, certify that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mercury Interactive Corporation.

Date: July 3, 2006

/S/ DAVID J. MURPHY
David J. Murphy Senior Vice President and Chief Financial Officer